UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2022

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-12672 (Commission File Number)	77-0404318 (I.R.S. Employer Identification No.)

4040 Wilson Blvd., Suite 1000

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2022, the Board of Directors (the “Board”) of AvalonBay Communities, Inc. (“AvalonBay” or the “Company”) voted to appoint Timothy J. Naughton, currently Executive Chairman of the Board, to the position of non-executive Chairman of the Board, effective January 1, 2023. As non-executive Chairman, Mr. Naughton will no longer be an employee or executive officer of AvalonBay and will serve on the Board as a non-independent, non-employee director. Benjamin W. Schall, Chief Executive Officer and President, will continue to report directly to the Board. The transition of Mr. Naughton to non-executive Chairman completes the transition of management leadership that began with the hiring of Mr. Schall as President, which was announced in December 2020. The Board expects to re-nominate Mr. Naughton for re-election to the Board at AvalonBay’s 2023 Annual Meeting of Stockholders and, if elected, to reappoint him to the position of non-executive Chairman of the Board following the annual meeting.

Mr. Naughton will receive, for his service on the Board after January 1, 2023, the same annual retainer as other non-employee directors plus, for his service as non-executive Chairman of the Board, an additional cash retainer of $250,000 per year paid at the rate of $62,500 per quarter. For his service on the Board from January 1, 2023 until the 2023 Annual Meeting of Stockholders, Mr. Naughton’s retainers for his service as a non-employee director and as non-executive Chairman will be prorated. As with other non-employee directors, if a proper election is made, Mr. Naughton is permitted to receive deferred stock units in lieu of all or a portion of the cash or AvalonBay common stock Mr. Naughton will receive in 2023.

Mr. Naughton’s outstanding restricted stock, stock options and performance awards will continue to vest on their regular schedule during Mr. Naughton’s service on the Board as a non-employee director. In the ordinary course following the end of 2022, Mr. Naughton will receive his cash and restricted stock bonus for his service as an executive officer during 2022 and his outstanding 2020-2022 performance award will be earned and settled in accordance with the terms of the related award agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2022, the Board voted to amend the Company’s Bylaws, as amended, to more clearly contemplate that a Chairman of the Board may be an officer or a non-officer of the Company. The amendment to the Bylaws became effective immediately.

The description of the amendment is qualified by reference to the full text of the amendment to the Bylaws, which is attached as an exhibit to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Fourth Amendment to Amended and Restated Bylaws of AvalonBay Communities, Inc., dated November 10, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document). (Filed herewith.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Date: November 10, 2022	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer